Exhibit 10.2

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

WITH

DANIEL A. BERGERON

This Amendment No. 1 to Amended and Restated Employment Agreement (this “Amendment”) is dated as of August 1, 2022 and is made between RBC Bearings Incorporated, a Delaware corporation (“Employer” or the “Company”), and Daniel A. Bergeron (“Employee”). Employer and Employee previously entered into that certain Amended and Restated Employment Agreement dated June 3, 2022 (the “Employment Agreement”) and the parties, having recognized that the Employment Agreement and the employment agreement between Employer and Employee that preceded the Employment Agreement contain a mistake, desire to amend the Employment Agreement to correct that mistake so that the Employment Agreement accurately reflects the parties’ mutual agreement.

Therefore, Employer and Employee hereby amend the Employment Agreement as hereinafter set forth.

1.	Amendment of “Equity Vesting Trigger Event” Definition. The definition of “Equity Vesting Trigger Event” in the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Equity Vesting Triggering Event” means the occurrence of any of the following:

(i)	the expiration of the Term of this Agreement due to the Company giving notice of nonrenewal pursuant to Section 2;

(ii)	the termination of this Agreement pursuant to Section 8(a) upon Employee’s death or Total Disability; or

(iii)	the termination of this Agreement by the Employer pursuant to Section 8(c) without Cause.

2.	Ratification. Except as set forth above, all the terms of the Employment Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

EMPLOYER:		EMPLOYEE:
RBC Bearings Incorporated

By:	/s/ Michael J. Hartnett	/s/ Daniel A. Bergeron
Michael J. Hartnett		Daniel A. Bergeron
Chief Executive Officer